UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016

____________________________________

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3555 Veterans Memorial Hwy, Suite C, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (631) 981-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firms

On July 14, 2016, Lakeland Industries, Inc. (the “Company”) dismissed WeiserMazars LLP (“WeiserMazars”), its independent registered public accounting firm. The decision to dismiss WeiserMazars was approved by the Audit Committee of the Company’s Board of Directors.

The audit reports of WeiserMazars on the Company’s consolidated financial statements as of and for the fiscal years ended January 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, however, the audit reports make reference to other auditors in both years. During the two most recent fiscal years ended January 31, 2016 and 2015, and during the subsequent interim period preceding such dismissal, there were no disagreements with WeiserMazars on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WeiserMazars, would have caused it to make reference to the subject matter of the disagreements in connection with its audit reports for such years. In addition, during that time there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided WeiserMazars with a copy of the foregoing disclosures and has requested that WeiserMazars furnish the Company with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not it agrees with the statements made herein, each as required by SEC rules, and, if not, stating the respects in which it does not agree. A copy of WeiserMazars’ letter to the SEC is filed as Exhibit 16.1 to this Current Report on Form 8-K

Also on July 14, 2016, the Company dismissed Shanghai Mazars Certified Public Accountants (“Shanghai Mazars”), the independent registered public accounting firm for the Company’s China subsidiaries, Lakeland (Beijing) Safety Products Co., Ltd. (“Lakeland Beijing”) and Weifang Lakeland Safety Products Co Ltd. (“Weifang Lakeland”). The decision was approved by the Audit Committee of the Company’s Board of Directors.

The audit reports of Shanghai Mazars on each of Lakeland Beijing’s and Weifang Lakeland’s financial statements as of and for the fiscal years ended January 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years ended January 31, 2016 and 2015, and during the subsequent interim period preceding such dismissal, there were no disagreements with Shanghai Mazars on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Shanghai Mazars, would have caused it to make reference to the subject matter of the disagreements in connection with its audit reports on the financial statements for such years. In addition, during that time there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Shanghai Mazars with a copy of the foregoing disclosures and has requested that Shanghai Mazars furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein, each as required by SEC rules, and, if not, stating the respects in which it does not agree. A copy of Shanghai Mazar’s letter to the SEC is filed as Exhibit 16.2 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

Effective as of July 14, 2016, the Audit Committee of the Company’s Board of Directors engaged Friedman LLP (“Friedman”) as the new independent registered public accountants of the Company, Lakeland Beijing and Weifang Lakeland.

During the two most recent fiscal years and through the interim period preceding the engagement of Friedman, neither the Company, nor anyone on its behalf, consulted with Friedman regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on any of the Company’s, Lakeland Beijing’s or Weifang Lakeland’s financial statements, in connection with which either a written report or oral advice was provided to the Company that Friedman concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter of WeiserMazars LLP to the SEC dated July 18, 2016.

16.2	Letter of Shanghai Mazars Certified Public Accountants to the SEC dated July 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Dated: July 18, 2016	/s/ Christopher J. Ryan
Christopher J. Ryan
Chief Executive Officer & President

Exhibit Index

Exhibit	Description

16.1	Letter of WeiserMazars LLP to the SEC dated July 18, 2016.

16.2	Letter of Shanghai Mazars Certified Public Accountants to the SEC dated July 18, 2016.